Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

May 6, 2021

Expedia Group, Inc.

1111 Expedia Group Way W.

Seattle, WA 98119

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Expedia Group, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) to be filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “SEC”), relating to the registration under the U.S. Securities Act of 1933, as amended (including the rules and regulations thereunder, the “Securities Act”), of 8,400,000 shares of Company common stock, par value $0.0001 per share (the “Common Stock”), including such shares of Common Stock as may be issued or issuable, from time to time, upon the exercise of Common Stock purchase warrants (the “Warrants”) held by AP Fort Holdings, L.P. and SLP V Fort Holdings I, L.P. (collectively, the “Selling Stockholders Shares”), which may be offered and sold from time to time by the selling stockholders named therein.

For the purposes of giving the opinion contained herein, we have examined (a) the Registration Statement, (b) the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments, including the amended and restated certificate of incorporation and bylaws of the Company, each as currently in effect (respectively, the “Certificate of Incorporation” and the “Bylaws”), and the Warrants and (c) resolutions of the board of directors of the Company relating to the issuance of the Selling Stockholders Shares and the Warrants. We have also examined such other documents and instruments as we have deemed relevant and necessary in connection with the opinion set forth below.

In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; and (e) the Selling Stockholders Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement. We have also assumed that at or prior to the time of the issuance and delivery of any Selling Stockholders Shares, there will not have occurred any change in law, change in the Warrants, the Certificate of Incorporation or the Bylaws, or further action by the Company’s board of directors affecting the validity of the Selling Stockholders Shares or the issuance of the Selling Stockholders Shares. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied and will rely upon statements and representations of officers and other representatives of the Company and others.

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America, in each case as in effect on the date hereof.

Based upon the foregoing, and subject to the qualifications set forth in this letter, we advise you that, in our opinion, the Selling Stockholders Shares have been duly authorized and reserved for issuance upon exercise and, upon exercise of the Warrants and issuance and delivery in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable.

This letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz